Exhibit 1.1

Execution Version

JETBLUE AIRWAYS CORPORATION

36,500,000 Shares of Common Stock

(par value $0.01 per share)

UNDERWRITING AGREEMENT

December 1, 2020

JETBLUE AIRWAYS CORPORATION

36,500,000 Shares of Common Stock

(par value $0.01 per share)

Underwriting Agreement

December 1, 2020

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Barclays Capital Inc.

As Representatives of the several Underwriters
listed in Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Barclays Capital Inc.

745 Seventh Avenue, 5th Floor

New York, New York 10019

Ladies and Gentlemen:

JetBlue Airways Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”) for whom you are acting as Representatives (the “Representatives”), an aggregate of 36,500,000 newly-issued shares (the “Initial Shares”) of common stock, par value $0.01 per share, of the Company (“Common Stock”) and, at the option of the Representatives, up to an additional 5,475,000 newly-issued shares of Common Stock (the “Option Shares” and together with the Initial Shares, the “Shares”) if and to the extent that the Representatives shall have determined to exercise the option to purchase such Option Shares granted to the Underwriters in Section 2 hereof, on the terms and conditions stated herein.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term “Representatives” as used herein shall mean you, as Underwriters, and the terms “Representatives” and “Underwriters” shall mean either the singular or plural as the context requires.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-230007) relating to the Company’s Common Stock (including the Shares) and other securities (collectively, the “Securities”) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act (such rules and regulations, the “Securities Act Regulations”), is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” As provided in Section 3(a) hereof, promptly after execution and delivery of this Agreement, the Company will prepare and file the Final Prospectus (as defined herein) relating to the Shares in accordance with the provisions of Rule 430B under the Securities Act (“Rule 430B”) and paragraph (b) of Rule 424 under the Securities Act (“Rule 424”). Any information included in such final prospectus that was omitted from the Original Registration Statement but that is deemed to be part of and included in such registration statement pursuant to Rule 430B(f) is referred to as the “Rule 430B Information.”

The term “Statutory Prospectus” means the preliminary prospectus supplement relating to the Shares that omits Rule 430B Information, together with the base prospectus relating to, among other securities of the Company, the Common Stock included in the Original Registration Statement (the “base prospectus”), and including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act immediately prior to the Applicable Time (as defined below).

The term “Final Prospectus” means the final prospectus supplement relating to the Shares and the base prospectus, collectively, in the form first filed pursuant to Rule 424(b) after the execution of this Agreement, which includes the Rule 430B Information, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

The term “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (“Rule 433”), relating to the public offering of the Shares.

The term “Applicable Time” shall mean 8:00 p.m. (New York Time) on December 1, 2020.

The terms of the public offering of any of the Shares are set forth in the General Disclosure Package relating thereto and the Final Prospectus. The term “General Disclosure Package” means the Statutory Prospectus together with the Issuer Free Writing Prospectuses and pricing information identified in Schedule II hereto, all considered together.

Any reference to any amendment or supplement to the Final Prospectus shall be deemed to refer to and include any document incorporated by reference after the date of such Final Prospectus. Any reference to any amendment or supplement to the Registration Statement shall be deemed to include any document incorporated by reference after the effective time of such Registration Statement.

1.           Representations and Warranties. (a) The Company represents and warrants to, and agrees with, each Underwriter, as of the date hereof that:

(i)            Eligibility. The Company meets the requirements for the use of Form S-3 under the Securities Act; the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement is an automatic shelf registration statement (as defined in Rule 405 under the Securities Act). The Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. Each document filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus complied, or will comply when so filed, in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Registration Statement as of the most recent date it became effective did not and as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Registration Statement, the General Disclosure Package, Final Prospectus and any Issuer Free Writing Prospectus comply as to form and, as amended or supplemented, if applicable, will comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. The General Disclosure Package does not, and at the time of each sale of the Securities in connection with the offering when the Final Prospectus is not yet available to prospective purchasers and at the Closing Date, the General Disclosure Package, as then amended or supplemented by the Company will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each broadly available road show, if any, when considered together with the General Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Statutory Prospectus or that will conflict with the information contained in the Final Prospectus that has not yet been superseded or modified. The Final Prospectus, as of the date thereof, does not contain and, as amended or supplemented, if applicable, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements in or omissions from the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus or the Final Prospectus, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information specified in Section 6(b) hereof).

(ii)         Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

(iii)        Well-Known Seasoned Issuer. (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption provided by Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405; and (B) at the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405.

(iv)        Testing-the-Waters Communications. The Company (1) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (2) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(v)         [Reserved]

(vi)        Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes, included in the SEC Reports and included or incorporated by reference in the Registration Statement and the Statutory Prospectus and to be included or incorporated by reference in the Final Prospectus, have been or will be prepared in conformity with generally accepted accounting principles as in effect in the United States of America (“GAAP”) applied on a consistent basis during the periods involved (except as indicated in the footnotes to such financial statements) and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, comprehensive income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries throughout the periods specified. The summary consolidated financial data included in the General Disclosure Package and to be included in the Final Prospectus present fairly the information shown therein in all material respect and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement. The interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and to be incorporated by reference in the Final Prospectus fairly presents the information called for in all material respects and is or will be prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)       Independent Accountants. Ernst & Young LLP, who audited the annual consolidated financial statements of the Company that are incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm as required by the Securities Act, the Securities Act Regulations and the Public Company Accounting Oversight Board.

(viii)      No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Final Prospectus, except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change, or any development reasonably likely to involve a material adverse change, in the condition, financial or otherwise, or the earnings, business or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there have been no transactions entered into by the Company or any of its subsidiaries other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole.

(ix)        Good Standing of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware having an organizational identification number 2936994 and its true and complete name as indicated on the public record of the State of Delaware is “JetBlue Airways Corporation”. The Company has the corporate power and authority to conduct its business and to own its properties or hold under lease properties leased by it and operate its properties as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement to which it is a party. The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership or leasing of its properties, requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x)         Good Standing of the Subsidiaries. Each of the Company’s Significant Subsidiaries (as defined in Regulation S-X under the Securities Act) has been duly incorporated or organized and is validly existing in good standing (where legally applicable) under the laws of the jurisdiction of its incorporation or organization and has the necessary power and authority to conduct its business and to own its properties or hold under lease properties leased by it and operate its properties as described in the General Disclosure Package and the Final Prospectus. Each of the Company’s Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership or leasing of its properties, requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Except as described in the General Disclosure Package, all of the issued shares of capital stock, membership interests or equivalent ownership interests, as the case may be, of the Company’s Significant Subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(xi)        Capitalization. The Company had, as of the dates indicated in the General Disclosure Package and the Final Prospectus, the authorized capitalization as set forth in the General Disclosure Package and the Final Prospectus; all of the issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, free and clear of any recorded liens, encumbrances, equities or claims, and have not been issued in violation of or subject to any preemptive right or other similar right of stockholders; and except as disclosed in the General Disclosure Package and the Final Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(xii)       Air Carrier Certification. The Company (A) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a)(2), (B) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo and (C) is a “citizen of the United States” as defined in 49 U.S.C. Section 40102(a)(15).

(xiii)      Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xiv)      The Shares. The Shares have been duly authorized for issuance and sale by the Company and such Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights; and the Common Stock conforms in all material respects to the description thereof contained in the General Disclosure Package and the Final Prospectus.

(xv)       Absence of Defaults and Conflicts. The Company is not in violation of its certificate of incorporation or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or to which any of the property or assets of the Company is subject, except for such defaults that would not affect the validity of the Shares or the Company’s performance of its obligations hereunder; and the execution and delivery by the Company of this Agreement, the consummation by the Company of the transactions contemplated herein, and the compliance by the Company with its obligations hereunder and the terms hereof do not and will not, whether with or without the giving of notice or passage of time or both, (A) result in a violation of the provisions of the certificate of incorporation or by-laws, as amended, or other constituting or organizational document of the Company, (B) conflict with, or result in a breach of any of the terms or provisions of, or constitute a default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under, any agreement or other instrument binding upon the Company, or (C) result in a violation of any applicable law, statute, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except, in the case of either clause (B) or (C), for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances or violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that would not affect the validity of the Shares or the Company’s performance of its obligations hereunder. As used herein, “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company.

(xvi)      Absence of Labor Dispute. Other than as described in the General Disclosure Package and the Final Prospectus, no labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent, which the Company expects to have a Material Adverse Effect; and the Company is not aware, but without any independent investigation or inquiry, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Effect.

(xvii)     Absence of Proceedings. Other than as set forth in the General Disclosure Package and the Final Prospectus, there is no action, claim, suit, proceeding, inquiry or investigation now pending, or, to the actual knowledge of the Company, threatened, against the Company or any of its Significant Subsidiaries or to which any of the properties of the Company or any of its Significant Subsidiaries is subject before or brought by any court or governmental agency or body, domestic or foreign, which, in the judgment of the Company, is likely to result in a Material Adverse Effect.

(xviii)    Absence of Further Requirements. No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Shares, for the valid authorization, execution, delivery and performance by the Company of this Agreement, or for the consummation by the Company of the transactions contemplated by this Agreement, except (A) such as has been already obtained, made or waived prior to the date of this Agreement, except where the failure to obtain such consents, approvals, authorizations, orders or licenses, or make such filings or notices, would not impair, in any material respect, the consummation by the Company the transactions contemplated by this Agreement and (B) such as are required under the Securities Act, the Securities Act Regulations (including any filings on Form 8-K in connection with the transactions contemplated by this Agreement) or securities or “blue sky” or similar laws of the various states and of foreign jurisdictions or rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xix)      Investment Company Act. The Company is not, nor upon the issuance and sale of the Shares as contemplated by this Agreement and the application of the net proceeds therefrom as described in the General Disclosure Package and the Final Prospectus will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xx)       Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company (or, to the knowledge of the Company, any of its predecessors in interest), or at, upon or from any of the property now or previously owned or leased by the Company in violation of, and the Company has no liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit applicable to the Company, except for any violation, liability or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations, liabilities and remedial actions, a Material Adverse Effect; there has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind by the Company onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or with respect to which the Company has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms “hazardous wastes,” “toxic wastes,” “hazardous substances” and “medical wastes” shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection or human health.

(xxi)      Property. Each of the Company and its Significant Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company and its Significant Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except liens on aircraft, engines, flight training devices and full flight simulators of the Company and such as are described in or incorporated by reference into the General Disclosure Package and the Final Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company or its Significant Subsidiaries, as the case may be; and any real property and buildings held under lease by the Company or any of its Significant Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its Significant Subsidiaries, in each case except as described in or contemplated by the General Disclosure Package and the Final Prospectus.

(xxii)     Insurance. The Company is insured by insurers or reinsurers of recognized financial responsibility against such losses and risks and in such amounts as is adequate for the conduct of its business and the value of its properties and as are customary in the businesses in which it is engaged; each of the Company and its Significant Subsidiaries has not been refused any insurance coverage sought or applied for other than in connection with instances where the Company was seeking to obtain insurance coverage at more attractive rates; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxiii)    Cybersecurity; Data Protection. There has been no security breach or other compromise of or relating to any information technology and computer systems, networks, hardware, software, data, or equipment owned by the Company or its Significant Subsidiaries or of any data of the Company’s or its Significant Subsidiaries’ respective customers, employees, suppliers, vendors that they maintain or that, to their best knowledge after due inquiry, any third party maintains on their behalf (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect, and the Company and its Significant Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, a Material Adverse Effect. The Company and its Significant Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the protection of IT Systems and Data from a security breach or unauthorized use, access, misappropriation, modification or other compromise, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its Significant Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(xxiv)    Internal Controls. The Company maintains internal accounting controls which pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of its assets and that provide reasonable assurance (i) that transactions are executed in accordance with management’s authorization in all material respects, (ii) that transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of its assets that could have a material effect on the financial statements and (iv) that interactive data in eXtensible Business Reporting Language incorporated by reference in each of the General Disclosure Package and the Final Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company is not aware of any material weakness in its internal control over financial reporting that is reasonably likely to adversely affect its ability to record, process, summarize and report financial information.

(xxv)     Disclosure Controls and Procedures. The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that have been designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(xxvi)    No Brokerage Commission; Finder’s Fee. To the best of the Company’s knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any of the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xxvii)   Possession of Licenses and Permits. (i) The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively “Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies and third parties, governmental or otherwise, including the Department of Transportation, the FAA or the Federal Communications Commission, necessary to conduct the business now operated by it as described in the General Disclosure Package and the Final Prospectus, except for such failures to possess Licenses as would not, singly or in the aggregate, result in a Material Adverse Effect; (ii) the Company is in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; (iii) all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and (iv) the Company has not received any notice of proceedings relating to the revocation or modification of any such Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxviii)  No Unlawful Payments. Neither of the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has materially violated in the past five years or is in material violation of (1) laws relating to the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (2) laws relating to direct or indirect unlawful payments to any foreign or domestic government official or employee from corporate funds, (3) the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act 2010 or the rules and regulations thereunder or (4) applicable laws relating to bribes, rebates, payoffs, influence payments, kickbacks or other unlawful payments. The Company has implemented compliance programs for purposes of (a) informing the appropriate officers and employees of the Company and its subsidiaries of the Company’s policies to ensure compliance with the laws described under (1) through (4) above, and (b) requiring such officers and employees to report to the Company any knowledge they may have of violations of the Company’s policies referred to above and no such reports have been made.

(xxix)     Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and all other applicable anti-money laundering statutes of jurisdictions where the Company or any of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxx)      Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxi)     Listing. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. The Common Stock is listed on the NASDAQ Global Select Market (the “Exchange”).

(b)         The parties hereto agree that any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby as of the date or dates indicated in such certificate.

2.           Purchase and Sale; Closing. (a) On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price to the Underwriters of $13.896 per share (the “Purchase Price”), the number of Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto.

(b)         In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell the Option Shares to the Underwriters as provided in this Agreement, and the Underwriters shall have the option to purchase all or a portion of the Option Shares, severally and not jointly, from the Company at the Purchase Price.

(c)         If any Option Shares are to be purchased, the number of Option Shares to be purchased by the Underwriters shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Initial Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such amount increased as set forth in Section 5 hereof) bears to the aggregate number of Initial Shares being purchased from the Company by the several Underwriters.

(d)         The Representatives on behalf of the Underwriters may exercise their option to purchase the Option Shares at any time in whole, or from time to time in part, by written notice from the Representatives to the Company. Such notice shall set forth the number of Option Shares and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Initial Closing Date (as defined herein) but shall not be earlier than the Initial Closing Date nor later than the 30th (thirtieth) day following, and including, the date of the Final Prospectus. Any such notice with respect to the exercise of the option shall be given at least two business days prior to the Initial Closing Date or the Additional Closing Date (as defined herein), as the case may be.

(e)         Payment of the purchase price for, and delivery of, the Initial Shares, and any Option Shares to be purchased on the Initial Closing Date, shall be made at 10:00 a.m. (New York Time) on December 4, 2020 at the offices of Milbank LLP, 55 Hudson Yards, New York, New York 10001-2163, or at such other date, time or location or locations as shall be agreed upon by the Company and the Representatives, and, in the case of any other Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such initial payment and delivery is referred to herein as the “Initial Closing Date” and the time and date for such payment for any other Option Shares, if other than the Initial Closing Date, is herein referred to as the “Additional Closing Date”. The Initial Closing Date together with the Additional Closing Date are hereinafter each referred to as a “Closing Date”. Payment on any Closing Date shall be made to the Company by federal funds wire transfer or transfer of other immediately available funds against delivery to the Representatives for the accounts of the several Underwriters of the Shares to be purchased by them. Delivery of the Initial Shares and the Option Shares shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

3.           Covenants. The Company covenants with each Underwriter as follows:

(a)          Immediately following the execution of this Agreement, the Company will (x) prepare the Final Prospectus that complies with the Securities Act and the Securities Act Regulations and which sets forth the aggregate number of the Shares to be purchased, the name of each Underwriter participating in the offering and the aggregate number of the Shares that each severally, and not jointly, has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Company, the public offering price of the Shares, any selling concession and reallowance, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Shares and (y) file all material required to be filed by the Company with the Commission pursuant to Rule 433(d) within the time required by such rule. The Company will promptly transmit copies of the Final Prospectus to the Commission for filing pursuant to Rule 424 and will furnish to the Underwriters as many copies of the Final Prospectus as you shall reasonably request.

(b)         During the period when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a) under the Securities Act (“Rule 173(a)”) relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Final Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)         If, at any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations, any event occurs as a result of which the General Disclosure Package or the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the General Disclosure Package or the Final Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to paragraph (d) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and the Company will use its reasonable efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Shares). Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4 hereof.

(d)         At any time when a prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) relating to the Shares is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Final Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.

(e)         The Company has furnished or will furnish, if requested, to the Representatives and their counsel, without charge, conformed copies of the Original Registration Statement and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and the copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. So long as delivery of a Final Prospectus (or in lieu thereof, a notice referred to in Rule 173(a)) by the Underwriters may be required by the Securities Act, the Company will furnish as many copies of any Statutory Prospectus, the Final Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request and the Final Prospectus and any amendments or supplements thereto furnished to each Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T or required under Rule 424(e).

(f)          The Company shall use its reasonable efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities or “blue sky” laws of such jurisdictions in the United States as the Underwriters may reasonably designate and will maintain such qualifications in effect so long as required in connection with the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any such jurisdiction in which it is not otherwise so subject.

(g)         The Company shall use the proceeds received by it from the sale of the Shares in the manner to be indicated in the General Disclosure Package and the Final Prospectus under “Use of Proceeds.”

(h)         An application for the listing of the Shares shall have been submitted to the Exchange.

(i)          The Company, during the period when a Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a)) relating to the Shares is required to be delivered, will file promptly all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(j)          The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Representative represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. Any such free writing prospectus, including any investor presentation on any “road show,” consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 as applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(k)         If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Original Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will use its best efforts to file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, use its best efforts to file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(l)            The Company will make generally available to its security holders an earnings statement or statements of the Company which will satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(m)            The Company will deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(n)            For a period of 60 days after the date of the Final Prospectus (the “Restricted Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than any registration statement on Form S-8 or any successor forms thereto, or relating solely to any of the employee benefit plans of the Company, as described in the Statutory Prospectus), or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities or publicly disclose the intention to undertake any of the foregoing, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives.

Notwithstanding the foregoing, such limitations shall not apply to: (i) the Shares to be sold hereunder; (ii) any shares of Common Stock of the Company issued (or withheld) upon the exercise or conversion of any options, warrants or other securities or restricted stock units outstanding on the date hereof or other equity-based awards under existing equity compensation plans and incentive retention plans, each as described in the Statutory Prospectus; (iii) any options, restricted stock units or other equity-based awards granted under existing equity compensation plans and incentive retention plans, each as described in the Statutory Prospectus; (iv) facilitating the transfer of Common Stock under any trading plan pursuant to Rule 10b5-1 under the Exchange Act in existence on the date hereof or facilitating the establishment of any new trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 of the Exchange Act for the transfer of Common Stock, provided that (x) any such new plan does not provide for the transfer of Common Stock during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by the Company regarding the establishment of any such new plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; (v) any warrants of the Company issued to the United States government, the U.S. Department of the Treasury or any similar agency under the Coronavirus Aid, Relief, and Economic Security Act, or any other similar government aid program (and any shares of Common Stock of the Company issued upon the exercise thereof), in each case, as described in the Statutory Prospectus; and (vi) any of the actions described in the above paragraph with respect to the issuance of up to 10% of outstanding shares of Common Stock of the Company (or any securities convertible into or exercisable or exchangeable for such shares) in connection with any acquisitions, strategic partnerships or other commercial relationships; provided that the recipient of any such issuances described in clauses (ii), (iii) or (vi) shall sign a lock-up agreement in the form attached hereto at Exhibit A.

4.            Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Initial Shares and any applicable Option Shares on the Initial Closing Date or any Additional Closing Date, as the case may be, pursuant to this Agreement shall be subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and as of each applicable Closing Date, to the accuracy of the statements of the Company’s officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)            At the applicable Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor or pursuant to Section 8A of the Securities Act shall have been instituted or, to the knowledge of the Company, threatened by the Commission.

(b)	At the applicable Closing Date, the Underwriters shall have received:

(1)            An opinion and a negative assurance letter, each dated as of the applicable Closing Date, of Debevoise & Plimpton LLP, as counsel for the Company, each in form and substance reasonably satisfactory to the Representatives.

(2)            An opinion, dated as of the applicable Closing Date, of Brandon Nelson, General Counsel to the Company, in form and substance reasonably satisfactory to the Representatives.

(3)            An opinion and a negative assurance letter, each dated as of the applicable Closing Date, from Milbank LLP, counsel for the Underwriters, each in form and substance reasonably satisfactory to the Representatives.

(c)            At each applicable Closing Date, there shall not have been, since the respective dates as of which information is given in the General Disclosure Package and the Final Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the Chief Executive Officer, Chief Financial Officer or any Vice President of the Company, dated as of such applicable Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company contained in Section 1(a) hereof are true and correct with the same force and effect as though made at such applicable Closing Date and (iii) the Company has complied in all material respects with all of the agreements applicable to it contemplated herein and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the applicable Closing Date.

(d)            Subsequent to the execution and delivery of this Agreement and prior to the Initial Closing Date or any Additional Closing Date, neither Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, nor Moody’s Investor Service, Inc. shall have downgraded the rating accorded the Company of any of the securities of the Company, or any of its subsidiaries (except for any pass through certificates) or announced that any probable downgrading of such rating is about to occur in the near future.

(e)            Promptly after the execution of this Agreement and also at each applicable Closing Date, the Underwriters shall have received from Ernst & Young LLP a letter or letters, dated as of the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to certain financial statements and certain financial information contained or incorporated by reference in the General Disclosure Package and the Final Prospectus.

(f)            The “lock-up” agreements, each substantially in the form of Exhibit A hereto and executed by the officers and directors of the Company listed in Exhibit B hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(g)            The Exchange shall have satisfactorily completed its review of a Listing of Additional Shares Notification Form concerning the Shares.

(h)            The Company shall have furnished to the Underwriters and their counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in subsection (b)(3) of this Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all respects satisfactory to the Underwriters and their counsel.

If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by any Underwriter, such failure to fulfill a condition may be waived by the Underwriters, or this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the applicable Closing Date, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 6 and 8 hereof, which provisions shall remain in effect notwithstanding such termination.

5.            Payment of Expenses. The Company shall, upon demand, pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) expenses relating to the preparation, printing, filing and distribution of the Statutory Prospectus, the Final Prospectus, the Registration Statement and each Permitted Free Writing Prospectus and any amendments thereof or supplements thereto, (ii) expenses relating to the preparation, printing and distribution of this Agreement, any Underwriter’s questionnaire or related matters, (iii) expenses relating to the issuance and delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the fees and expenses, if any, of any transfer agent and any registrar (including the related fees and expenses of any counsel to such parties); (vi) expenses of qualifying the Shares under the applicable securities or “blue sky” laws in accordance with Section 3(f) hereof, including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the “blue sky” survey, (vii) all costs and expenses related to review by FINRA of the offering (including filing fees and the fees and expenses of counsel for the Underwriters relating to review), (viii) any costs and expenses in connection with any electronic “road show”, as well as any costs and expenses of the Company relating to investor presentations on any “road show”, in each case, undertaken in connection with the marketing of the Shares and (ix) the fees and expenses, if any, incurred in connection with the listing of the Shares on the Exchange or other national securities exchange.

If this Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) or (iii)  hereof, the Company shall, upon demand, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred by them in connection with the offering contemplated by this Agreement.

6.            Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates and their respective directors and officers, and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (1) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment to the Registration Statement), or arise out of or are based upon the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Testing-the-Waters Communication, the General Disclosure Package, the Final Prospectus, any Permitted Free Writing Prospectus or any Issuer Free Writing Prospectus (or, in each case, any amendment thereof or supplement thereto), or arise out of or are based upon the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in each case, agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto) or any Testing-the-Waters Communication, any Permitted Free Writing Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Final Prospectus (or, in each case, any amendment thereof or supplement thereto) (it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information specified in Section 6(b) hereof), and (ii) the Company shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)            Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 6(a) hereof, but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement (or any amendment thereto), any Testing-the-Waters Communication, any Issuer Free Writing Prospectus, any Permitted Free Writing Prospectus, the General Disclosure Package, or the Final Prospectus (or, in each case, any amendment thereof or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter specifically for use in the Registration Statement (or any amendment thereto), any Testing-the-Waters Communication, any Issuer Free Writing Prospectus, the General Disclosure Package, any Permitted Free Writing Prospectus or the Final Prospectus (or, in each case, any amendment thereof or supplement thereto), it being understood and agreed that the only such information provided by any Underwriter consists of the following statements included under the caption “Underwriting” in the Statutory Prospectus and the Final Prospectus: (i) the statements with respect to the offering of the Shares set forth in the (x) second sentence of the second paragraph and (y) third paragraph, and (ii) the statements with respect to stabilization activities of the Underwriters set forth in the thirteenth paragraph ; provided, however, that the Underwriters shall not be liable for any loss, liability or expense of any settlement or compromise of or consent to entry of judgment with respect to, any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement or compromise of or consent to entry of judgment with respect thereto is effected without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld), except to the extent that such consent is not required pursuant to Section 6(d) hereof. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

(c)            Promptly after receipt by an indemnified party under Section 6(a) or (b) hereof of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 6(a) or (b) hereof, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under Section 6(a) or (b) hereof. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that such indemnifying party or parties may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) or (b), as applicable) of this Section 6 who are parties to such action in addition to one local counsel in each jurisdiction), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of, or consent to entry of judgment with respect to, any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement or compromise of, or consent to entry of judgment with respect to, includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)            If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel payable pursuant to this Section 6, such indemnifying party agrees that it shall be liable for any settlement, compromise or consent to entry of judgment of the nature contemplated by clause (ii) of the proviso in Section 6(a) hereof and the proviso in Section 6(b) hereof effected without its written consent if (i) such settlement, compromise or consent to entry of judgment is entered into more than 45 days after receipt by such indemnifying party of the aforesaid notice of request, (ii) such indemnifying party shall have received notice of the terms of such settlement, compromise or consent to entry of judgment at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, compromise or consent to entry of judgment.

(e)            If the indemnification provided for in paragraph (a) or (b) of this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares pursuant to this Agreement (net of underwriting discounts and commissions paid to the Underwriters but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters in each case as set forth on the cover of the Final Prospectus, bears to the aggregate public offering price of the Shares as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 6 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased by it hereunder and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the number of Shares set forth opposite their respective names in Schedule I hereto and not joint.

7.            Default. If any one or more Underwriters shall fail at the applicable Closing Date to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters pursuant to this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally, and not jointly, to take up and pay for (in the respective proportions which the aggregate number of Shares specified to be purchased by each of them in Schedule I hereto bears to the aggregate number of Shares to be purchased by all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate number of Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate number of Shares to be purchased pursuant to this Agreement, the remaining Underwriters shall have the right, but not the obligation, within 36 hours thereafter, to make arrangements to purchase all but not less than all, of such Shares and if such non-defaulting Underwriters do not purchase all such Shares within such 36-hour period, then this Agreement will terminate without liability to any non-defaulting Underwriters or the Company. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect. In the event of a default by any Underwriter as set forth in this Section 7 that does not result in a termination of this Agreement, the applicable Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives or the Company shall determine in order that the required changes in the General Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any non-defaulting Underwriter for damages occasioned by its default hereunder.

8.            Representations, Warranties, Covenants, Indemnities and Agreements to Survive Delivery. All representations, warranties, covenants, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any Underwriter, its affiliates, their respective directors and officers or any controlling person of either and shall survive delivery of any Shares to the Underwriters.

9.            Termination. This Agreement may be terminated immediately upon notice from you to the Company at any time at or prior to the applicable Closing Date (i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Final Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, as to make it, in your judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, (ii) if there has occurred any outbreak or escalation of hostilities or any material adverse change in the financial markets in the United States or in the international financial markets or any other calamity or crisis the effect of any of which on the financial markets is such as to make it, in your judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares, (iii) if trading in the securities of the Company has been suspended by the Commission or the Exchange, (iv) if trading generally on the Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the Exchange or by order of the Commission or any other governmental authority, (v) if a material disruption has occurred in commercial banking or securities settlement or clearing services in the United States such that settlement and clearance of the sale of the Shares is impracticable or impossible or (vi) if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Sections 5, 6 and 8 hereof shall remain in effect.

10.            Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt, and, (i) if sent to the Representatives on behalf of the Underwriters, will be mailed or transmitted by any standard form of telecommunication to you in care of Morgan Stanley & Co. LLC, at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, if to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room and if to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, and (ii) if sent to the Company, will be mailed or transmitted by any standard form of telecommunication to the Company at JetBlue Airways Corporation, 27-01 Queens Plaza North, Long Island City, New York 11101, Attention: Treasurer and General Counsel, telephone: (718) 286-7900, facsimile: (718) 709-3631.

11.            Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 hereof and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons, affiliates and officers and directors and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

12.            No Fiduciary Duty. The Company acknowledges and agrees that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of such offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its subsidiaries. Additionally, no Underwriter is advising the Company or any of its subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of the Shares or the process leading thereto (irrespective of whether the Underwriter has advised or is advising the Company on other matters). Each Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it and its affiliates may enter into contractual relationships with purchasers or potential purchasers of the securities of the Company or its affiliates and that some of these services or relationships may involve interests that differ from those of the Company and need not be disclosed to the Company, unless otherwise required by law. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company or any of its subsidiaries or affiliates with respect thereto. Any review by any Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter and shall not be on behalf of the Company. The Company acknowledges that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives, to the fullest extent permitted by law, any claims it may have against each Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Underwriter shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim.

13.            GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

14.            Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a)            The Company agrees that any suit or proceeding arising in respect of this Agreement or the Underwriters’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b)            Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c)            Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15.            Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.            Signatures. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

18.            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

19.            Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

20.            Entire Agreement. This Agreement, together with any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement among the Company and the Underwriters with respect to the subject matter hereof.

(Remainder of page intentionally left blank)

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

Very truly yours,

JETBLUE AIRWAYS CORPORATION

By:	/s/ Stephen J. Priest
	Name:	Stephen J. Priest
	Title:	Chief Financial Officer

[Underwriting Agreement Signature Page]

The foregoing Underwriting Agreement

is hereby confirmed and accepted as of
the date first above written:

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

and

Barclays Capital Inc.

Acting on behalf of themselves and as the Representatives of the several Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. LLC

/s/ Akanksha Agarwal
Name: Akanksha Agarwal
Title: Vice President

By: Goldman Sachs & Co. LLC

/s/ Matthew Leavitt
Name: Matthew Leavitt
Title: Managing Director

By: Barclays Capital Inc.

/s/ Robert Stowe
Name: Robert Stowe
Title: Managing Director

[Underwriting Agreement Signature Page]

SCHEDULE I
to
Underwriting
Agreement

JETBLUE AIRWAYS CORPORATION

	Initial Shares	Option Shares
Morgan Stanley & Co. LLC	14,600,000	2,190,000
Goldman Sachs & Co. LLC	10,950,000	1,642,500
Barclays Capital Inc.	7,300,000	1,095,000
BNP Paribas Securities Corp.	3,650,000	547,500
Total	36,500,000	5,475,000

SCHEDULE II
to
Underwriting
Agreement

1.	Issuer Free Writing Prospectuses:

JetBlue Airways Corporation Launch Press Release, dated December 1, 2020

JetBlue Airways Corporation Pricing Press Release, dated December 1, 2020

JetBlue Airways Corporation Investor Presentation for Wall Cross, dated December 1, 2020

JetBlue Airways Corporation Investor Presentation for “electronic roadshow,” dated December 1, 2020

2.	Pricing information conveyed orally or otherwise pursuant to Rule 134 under the Securities Act of 1933, as amended, that comprises part of the General Disclosure Package:

Number of Shares the Underwriters purchased from the Company: 36,500,000

Number of Option Shares: 5,475,000

Public offering price per Share: $14.40

Trade Date: December 2, 2020

Settlement Date: December 4, 2020

EXHIBIT A
to
Underwriting
Agreement

Form of Lock-up Agreement

[•] 2020

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

Barclays Capital Inc.

As Representatives of

the several Underwriters listed in

Schedule I to the Underwriting

Agreement referred to below

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

c/o Barclays Capital Inc.

745 Seventh Avenue, 5th Floor

New York, New York 10019

Re:	JetBlue Airways Corporation --- Proposed Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with JetBlue Airways Corporation, a Delaware corporation (the “Company”), in connection with the public offering (the “Offering”) of shares of common stock, par value $0.01, of the Company ( “Common Stock”). Capitalized terms used in this letter agreement (this “Letter Agreement”) and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 30 days after the date of the final prospectus (the “Restricted Period”) relating to the Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (collectively with the Common Stock, the “Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing paragraph shall not apply to:

(a)           any disposition of shares of Common Stock, any other class of the Company’s capital stock, or other securities convertible into or exercisable or exchangeable for Common Stock by bona fide gift, by will or by intestacy;

(b)           transactions relating to shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after the completion of the Offering (provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions);

(c)           transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to partnerships or limited liability companies for the benefit of the immediate family of the undersigned and the partners and members of which are only the undersigned and the immediate family of the undersigned (for the purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin) or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned or to a trustor or beneficiary of such trust;

(d)           transfers of shares of Common Stock, or any other class of the Company’s capital stock, or any securities convertible into or exercisable or exchangeable for Common Stock, pursuant to a bona fide third-party tender offer, merger, consolidation or similar transaction made to all holders of Common Stock involving a change of control of the Company (provided that if such transaction is not consummated, the undersigned’s Common Stock shall remain subject to the restrictions set forth herein) (for purposes of this clause (d), “change of control” means any bona fide third-party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company);

(e)           distributions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a court or regulatory agency order, a qualified domestic order or in connection with a divorce settlement;

(f)            dispositions of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock to the Company to satisfy tax withholding or exercise price obligations in connection with the exercise of options to purchase Common Stock on a “cashless” or “net exercise” basis (provided that the net underlying shares issued thereunder shall be subject to the restrictions on transfer to the Company set forth in this Letter Agreement);

(g)           the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (provided that such plan does not provide for the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock during the Restricted Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period);

(h)           transfers of shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act that was in effect as of, and only shares scheduled for sale thereunder on, the date hereof (provided that to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such transfers pursuant to such 10b5-1 trading plan, such announcement or filing shall include an explanatory statement to the effect that such transfers were made under a trading plan pursuant to Rule 10b5-1 that was in effect prior to the date hereof); and

(i)            the exercise or settlement of equity-based compensation awards of the Company granted under any stock incentive plan or stock purchase plan described (including through incorporation by reference) in the General Disclosure Package and the Final Prospectus, including the withholding or sale of shares to satisfy exercise price, tax withholding obligations or both (provided that the net underlying shares issued thereunder shall be subject to the restrictions on transfer to the Company set forth in this Letter Agreement, and provided further that to the extent any public filing or report under the Exchange Act, if any, is required of or would be made voluntarily during the Restricted Period by or on behalf of the undersigned or the Company, such filing or report shall clearly indicate in footnotes the reason for such transfer).

In the case of any transfer or distribution pursuant to clause (a) or (c) above, (i) each donee, transferee or distributee shall sign and deliver an agreement substantially in the form of this Letter Agreement and (ii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any shares of Common Stock at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned understands that, if the Underwriting Agreement does not become effective by December 15, 2020 or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall automatically be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

EXHIBIT B
to Underwriting
Agreement

LOCK-UP PARTIES

Basil Ben Baldanza

Peter Boneparth

Alexander Chatkewitz

Virginia Gambale

Joanna Geraghty

Robin Hayes

Ellen Jewett

Scott Laurence

Robert Leduc

Teri McClure

Brandon Nelson

Sarah Robb O’Hagan

Stephen Priest

Vivek Sharma

Easwaran Sundaram

Thomas Winkelmann